UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: August 31, 2022

(Date of earliest event reported)

 _________________________________________

CYNERGISTEK, INC.

(Exact name of registrant as specified in its charter)

  __________________________________________

Delaware	000-27507	37-1867101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11940 Jollyville Road, Suite 300-N

Austin, Texas 78759

(Address of principal executive offices, including zip code)

(512) 402-8550

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CTEK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 31, 2022, CynergisTek, Inc., a Delaware corporation (“CynergisTek”) held a special meeting of stockholders virtually via an audio webcast (the “Special Meeting”). As of July 15, 2022, the record date for the Special Meeting, there were 13,256,570 shares of CynergisTek common stock, par value $0.001 per share (“Common Stock”), outstanding and entitled to vote at the Special Meeting.  At the Special Meeting, 8,406,381 shares of Common Stock were virtually present or represented by proxy and, therefore, a quorum was present.

CynergisTek’s stockholders voted on the following items at the Special Meeting:

1. To consider and vote on the proposal to (a) approve and adopt the Agreement and Plan of Merger, dated as of May 23, 2022 (as amended from time to time, the “Merger Agreement”), by and among CynergisTek, Clearwater Compliance LLC, a Tennessee limited liability company (“Parent”), and Clearwater Compliance Acquisition Company I, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and (b) pursuant to the terms of the Merger Agreement, approve the merger of Merger Sub with and into CynergisTek, as a result of which the separate corporate existence of Merger Sub will cease, with CynergisTek continuing as the surviving corporation (the “Merger”) and a wholly owned subsidiary of Parent (the “Merger Proposal”);

2. To consider and vote on the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to CynergisTek’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3. To consider and vote on any proposal to adjourn the Special Meeting from time to time, if necessary or appropriate as determined in the discretion of the Board of Directors of CynergisTek to solicit additional proxies if there are insufficient votes to approve and adopt the Merger Agreement and approve the Merger at the time of the Special Meeting (the “Adjournment Proposal”).

The Merger Proposal received the following votes:

For	Against	Abstain
8,282,851	122,985	545

Based on the votes set forth above, the stockholders approved the Merger Proposal.

The Compensation Proposal received the following votes:

For	Against	Abstain
7,364,910	942,559	98,912

Based on the votes set forth above, the stockholders approved the Compensation Proposal.

The Adjournment Proposal was rendered moot in light of the approval of the Merger Proposal.

Item 8.01Other Events.

On August 31, 2022, CynergisTek issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated August 31, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNERGISTEK, INC.

Date:	August 31, 2022
By:	/s/ Paul T. Anthony
Name:	Paul T. Anthony
Title:	Chief Financial Officer